Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	312-212-6714
abovis@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
312-583-8722
investor@huronconsultinggroup.com
Huron Announces Fourth Quarter and Full Year 2019 Financial Results, and Provides 2020 Guidance
FOURTH QUARTER 2019 HIGHLIGHTS

•	Revenues increased $26.8 million, or 13.1%, to $232.3 million in Q4 2019 from $205.5 million in Q4 2018.

•	Net income from continuing operations increased $11.3 million to $14.4 million in Q4 2019 from $3.1 million in Q4 2018.

•	Adjusted EBITDA(6), a non-GAAP measure, increased $1.5 million, or 5.4%, to $29.4 million in Q4 2019 from $27.9 million in Q4 2018.

•	Diluted earnings per share from continuing operations increased $0.49 to $0.63 in Q4 2019 from $0.14 in Q4 2018.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, increased $0.13, or 19.7%, to $0.79 in Q4 2019 from $0.66 in Q4 2018.
FULL YEAR 2019 HIGHLIGHTS AND 2020 GUIDANCE

•	Revenues increased $81.6 million, or 10.3%, to $876.8 million for full year 2019 from $795.1 million for full year 2018.

•	Net income from continuing operations increased $28.0 million to $42.0 million for full year 2019 from $13.9 million for full year 2018.

•	Adjusted EBITDA(6), a non-GAAP measure, increased $14.4 million, or 15.8%, to $105.4 million for full year 2019 from $91.0 million for full year 2018.

•	Diluted earnings per share from continuing operations increased $1.24 to $1.87 for full year 2019 from $0.63 for full year 2018.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, increased $0.66, or 31.7%, to $2.74 for full year 2019 from $2.08 for full year 2018.

•	Huron provides full year 2020 guidance, including revenue expectations in a range of $900.0 million to $940.0 million.
CHICAGO - Feb 25, 2020 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the fourth quarter and full year ended December 31, 2019.
“Led by strong growth across all three operating segments, revenues grew 13%, all organic, over the prior year quarter,” said James H. Roth, chief executive officer of Huron. “We have cultivated a unique portfolio of capabilities to help clients accelerate operational, digital and cultural transformation, and we are pleased with the way our offerings are resonating in our markets. Building on this recent momentum, we believe we are well-positioned to achieve sustainable organic growth and improved profitability over time.”
FOURTH QUARTER 2019 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $26.8 million, or 13.1%, to $232.3 million for the fourth quarter of 2019, compared to $205.5 million for the fourth quarter of 2018.
Net income from continuing operations increased $11.3 million to $14.4 million for the fourth quarter of 2019, compared to $3.1 million for the same quarter last year, primarily driven by positive performance in all segments and a decrease in litigation and other losses, net. Diluted earnings per share from continuing operations increased $0.49 to $0.63 for the fourth quarter of 2019, compared to $0.14 for the fourth quarter of 2018.
Fourth quarter 2019 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) increased $5.4 million, or 22.9%, to $29.1 million from $23.7 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended December 31,
	2019	2018
Amortization of intangible assets	$4,757	$5,723
Restructuring charges (gains)	$(301)	$992
Litigation and other losses, net	$375	$2,971
Transaction-related expenses	$67	$—
Non-cash interest on convertible notes	$—	$2,095
Gain on sale of business	$—	$(56)
Tax effect of adjustments	$(1,291)	$(2,378)
Tax expense related to the enactment of Tax Cut and Jobs Act of 2017	$—	$2,364
Foreign currency transaction losses, net	$124	$279
Adjusted EBITDA(6) increased $1.5 million, or 5.4%, to $29.4 million, or 12.6% of revenues, in the fourth quarter of 2019, from $27.9 million, or 13.6% of revenues, in the same quarter last year. Adjusted net income from continuing operations(6) increased $3.2 million to $18.0 million, or $0.79 per diluted share, for the fourth quarter of 2019, from $14.8 million, or $0.66 per diluted share, for the same quarter in 2018.
The average number of full-time billable consultants(1) increased 15.5% to 2,582 in the fourth quarter of 2019 from 2,236 in the same quarter last year. Full-time billable consultant utilization rate(2) was 75.0% during the fourth quarter of 2019, compared to 79.7% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $223 for the fourth quarter of 2019, compared to $215 for the fourth quarter of 2018. The average number of full-time equivalent professionals(5) was 337 in the fourth quarter of 2019, compared to 285 for the same period in 2018.
FULL YEAR 2019 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $81.6 million, or 10.3%, to $876.8 million for full year 2019, compared to $795.1 million for full year 2018.
Net income from continuing operations increased $28.0 million to $42.0 million for full year 2019, compared to $13.9 million for full year 2018, primarily driven by positive performance in the Healthcare and Education segments and a decrease in depreciation and amortization. Diluted earnings per share from continuing operations increased $1.24 to $1.87 for full year 2019 compared to $0.63 for full year 2018.
EBITDA(6) increased $18.8 million, or 22.7%, to $101.9 million for full year 2019, from $83.1 million for full year 2018.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Twelve Months Ended December 31,
	2019	2018
Amortization of intangible assets	$17,793	$23,955
Restructuring charges	$1,855	$3,657
Litigation and other gains, net	$(1,196)	$(2,019)
Transaction-related expenses	$2,680	$—
Non-cash interest on convertible notes	$6,436	$8,232
Loss on sale of business	$—	$5,807
Tax effect of adjustments	$(7,200)	$(9,487)
Tax expense related to the enactment of Tax Cut and Jobs Act of 2017	$—	$1,749
Tax benefit related to "check-the-box" election	$(736)	$—
Foreign currency transaction losses, net	$160	$475
Adjusted EBITDA(6) increased $14.4 million, or 15.8%, to $105.4 million, or 12.0% of revenues, for full year 2019, from $91.0 million, or 11.4% of revenues, for full year 2018. Adjusted net income from continuing operations(6) increased $15.8 million to $61.6 million, or $2.74 per diluted share, for full year 2019, from $45.8 million, or $2.08 per diluted share, for full year 2018.
The average number of full-time billable consultants(1) increased 12.1% to 2,427 in 2019 from 2,165 in 2018. Full-time billable consultant utilization rate(2) was 76.1% during 2019, compared to 77.5% during 2018. Average billing rate per hour for full-time billable consultants(3) was $211 for full year 2019, compared to $209 for full year 2018. The average number of full-time equivalent professionals(5) was 305 in 2019, compared to 280 in 2018.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s full year 2019 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (46%); Business Advisory (29%); and Education (25%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Annual Report on Form 10-K filing for the year ended December 31, 2019.
OUTLOOK FOR 2020
Based on currently available information, the company provided guidance for full year 2020 of revenues before reimbursable expenses in a range of $900.0 million to $940.0 million. The company anticipates adjusted EBITDA as a percentage of revenues in a range of 12.0% to 12.8% and non-GAAP adjusted diluted earnings per share to increase 1% to 12% over 2019.
Management will provide a more detailed discussion of its outlook during the company’s earnings conference call webcast.
FOURTH QUARTER 2019 WEBCAST
The company will host a webcast to discuss its financial results today, February 25, 2020, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(6)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA,

adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and non-GAAP adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items are not provided. Management is unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global consultancy that collaborates with clients to drive strategic growth, ignite innovation and navigate constant change. Through a combination of strategy, expertise and creativity, we help clients accelerate operational, digital and cultural transformation, enabling the change they need to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.
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Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's forthcoming Annual Report on Form 10-K for the year ended December 31, 2019, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues and reimbursable expenses:
Revenues	$232,269	$205,454	$876,757	$795,125
Reimbursable expenses	22,930	23,226	88,717	82,874
Total revenues and reimbursable expenses	255,199	228,680	965,474	877,999
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	153,160	132,581	575,602	521,537
Amortization of intangible assets and software development costs	1,925	1,052	5,375	4,247
Reimbursable expenses	22,799	23,213	88,696	82,923
Total direct costs and reimbursable expenses	177,884	156,846	669,673	608,707
Operating expenses and other losses (gains), net:
Selling, general and administrative expenses	51,662	42,502	203,071	180,983
Restructuring charges	(301)	992	1,855	3,657
Litigation and other losses (gains), net	375	2,971	(1,196)	(2,019)
Depreciation and amortization	7,080	8,294	28,365	34,575
Total operating expenses and other losses (gains), net	58,816	54,759	232,095	217,196
Operating income	18,499	17,075	63,706	52,096
Other income (expense), net:
Interest expense, net of interest income	(2,492)	(4,377)	(15,648)	(19,013)
Other income (expense), net	1,603	(2,731)	4,433	(7,862)
Total other expense, net	(889)	(7,108)	(11,215)	(26,875)
Income from continuing operations before taxes	17,610	9,967	52,491	25,221
Income tax expense	3,256	6,912	10,512	11,277
Net income from continuing operations	14,354	3,055	41,979	13,944
Income (loss) from discontinued operations, net of tax	(41)	6	(236)	(298)
Net income	$14,313	$3,061	$41,743	$13,646
Net earnings per basic share:
Net income from continuing operations	$0.65	$0.14	$1.91	$0.64
Income (loss) from discontinued operations, net of tax	—	—	(0.01)	(0.01)
Net income	$0.65	$0.14	$1.90	$0.63
Net earnings per diluted share:
Net income from continuing operations	$0.63	$0.14	$1.87	$0.63
Income (loss) from discontinued operations, net of tax	—	—	(0.02)	(0.01)
Net income	$0.63	$0.14	$1.85	$0.62
Weighted average shares used in calculating earnings per share:
Basic	22,051	21,774	21,993	21,706
Diluted	22,676	22,294	22,507	22,058
Comprehensive income:
Net income	$14,313	$3,061	$41,743	$13,646
Foreign currency translation adjustments, net of tax	772	(315)	99	(1,814)
Unrealized gain (loss) on investment, net of tax	(8,442)	3,299	(702)	7,772
Unrealized gain (loss) on cash flow hedging instruments, net of tax	42	(654)	(956)	167
Other comprehensive income (loss)	(7,628)	2,330	(1,559)	6,125
Comprehensive income	$6,685	$5,391	$40,184	$19,771

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$11,604	$33,107
Receivables from clients, net	116,571	109,677
Unbilled services, net	79,937	69,613
Income tax receivable	2,376	6,612
Prepaid expenses and other current assets	14,248	13,922
Total current assets	224,736	232,931
Property and equipment, net	38,413	40,374
Deferred income taxes, net	1,145	2,153
Long-term investments	54,541	50,429
Operating lease right-of-use assets	54,954	—
Other non-current assets	52,177	30,525
Intangible assets, net	31,625	47,857
Goodwill	646,680	645,263
Total assets	$1,104,271	$1,049,532
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,944	$10,020
Accrued expenses and other current liabilities	18,554	17,207
Accrued payroll and related benefits	141,605	109,825
Accrued contingent consideration for business acquisitions	—	9,991
Current maturities of long-term debt	529	243,132
Current maturities of operating lease liabilities	7,469	—
Deferred revenues	28,443	28,130
Total current liabilities	204,544	418,305
Non-current liabilities:
Deferred compensation and other liabilities	28,635	20,875
Accrued contingent consideration for business acquisitions, net of current portion	—	1,450
Long-term debt, net of current portion	208,324	53,853
Operating lease liabilities, net of current portion	69,233	—
Deferred lease incentives	—	13,693
Deferred income taxes, net	8,070	732
Total non-current liabilities	314,262	90,603
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,144,764 and 25,114,739 shares issued at December 31, 2019 and December 31, 2018, respectively	247	244
Treasury stock, at cost, 2,425,430 and 2,568,288 shares at December 31, 2019 and December 31, 2018, respectively	(128,348)	(124,794)
Additional paid-in capital	460,781	452,573
Retained earnings	237,849	196,106
Accumulated other comprehensive income	14,936	16,495
Total stockholders’ equity	585,465	540,624
Total liabilities and stockholders’ equity	$1,104,271	$1,049,532

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$41,743	$13,646
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,405	39,311
Non-cash lease expense	8,397	—
Share-based compensation	24,213	18,818
Amortization of debt discount and issuance costs	8,264	10,313
Allowances for doubtful accounts and unbilled services	250	657
Deferred income taxes	8,795	10,717
Loss on sale of business	—	5,807
Change in fair value of contingent consideration liabilities	(1,506)	381
Other, net	16	—
Changes in operating assets and liabilities, net of acquisitions and divestiture:
(Increase) decrease in receivables from clients, net	(10,123)	(10,509)
(Increase) decrease in unbilled services, net	(10,269)	(11,094)
(Increase) decrease in current income tax receivable / payable, net	4,442	(2,607)
(Increase) decrease in other assets	(144)	(1,361)
Increase (decrease) in accounts payable and other liabilities	(6,884)	(8,212)
Increase (decrease) in accrued payroll and related benefits	30,339	35,481
Increase (decrease) in deferred revenues	282	310
Net cash provided by operating activities:	132,220	101,658
Cash flows from investing activities:
Purchases of property and equipment, net	(13,240)	(8,936)
Investment in life insurance policies	(4,703)	(2,037)
Purchases of businesses	(2,500)	(215)
Purchase of investment securities	(5,000)	—
Capitalization of internally developed software costs	(10,312)	(6,069)
Proceeds from note receivable	—	1,040
Proceeds from sale of property and equipment	753	—
Divestiture of business	—	(2,345)
Net cash used in investing activities	(35,002)	(18,562)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,244	937
Shares redeemed for employee tax withholdings	(5,382)	(3,187)
Share repurchases	(12,985)	—
Proceeds from borrowings under credit facility	347,000	204,300
Repayments of borrowings under credit facility	(192,515)	(259,801)
Repayment of convertible notes	(250,000)	—
Payments for debt issuance costs	(1,524)	(1,385)
Payments for contingent consideration liabilities	(4,674)	(7,554)
Net cash used in financing activities	(118,836)	(66,690)
Effect of exchange rate changes on cash	115	(208)
Net increase (decrease) in cash and cash equivalents	(21,503)	16,198
Cash and cash equivalents at beginning of the period	33,107	16,909
Cash and cash equivalents at end of the period	$11,604	$33,107

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2019	2018
Healthcare:
Revenues	$103,600	$92,951	11.5%
Operating income	$31,666	$29,897	5.9%
Segment operating income as a percentage of segment revenues	30.6%	32.2%
Business Advisory:
Revenues	$68,906	$65,395	5.4%
Operating income	$16,698	$15,594	7.1%
Segment operating income as a percentage of segment revenues	24.2%	23.8%
Education:
Revenues	$59,763	$47,108	26.9%
Operating income	$12,506	$10,549	18.6%
Segment operating income as a percentage of segment revenues	20.9%	22.4%
Total Company:
Revenues	$232,269	$205,454	13.1%
Reimbursable expenses	22,930	23,226	(1.3)%
Total revenues and reimbursable expenses	$255,199	$228,680	11.6%
Statements of Operations reconciliation:
Segment operating income	$60,870	$56,040	8.6%
Items not allocated at the segment level:
Other operating expenses	34,916	27,700	26.1%
Litigation and other losses, net	375	2,971	(87.4)%
Depreciation and amortization	7,080	8,294	(14.6)%
Total operating income	18,499	17,075	8.3%
Other expense, net	(889)	(7,108)	(87.5)%
Income from continuing operations before taxes	$17,610	$9,967	76.7%
Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Healthcare	890	813	9.5%
Business Advisory	930	813	14.4%
Education	756	621	21.7%
Total	2,576	2,247	14.6%
Average number of full-time billable consultants (for the period) (1):
Healthcare	889	821
Business Advisory	941	796
Education	752	619
Total	2,582	2,236

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended December 31,
Other Operating Data (continued):	2019	2018
Full-time billable consultant utilization rate (2):
Healthcare	76.5%	81.9%
Business Advisory	71.9%	80.3%
Education	77.1%	76.2%
Total	75.0%	79.7%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$251	$220
Business Advisory (4)	$218	$224
Education	$197	$198
Total (4)	$223	$215
Revenue per full-time billable consultant (in thousands):
Healthcare	$84	$77
Business Advisory	$70	$79
Education	$69	$68
Total	$74	$75
Average number of full-time equivalents (for the period) (5):
Healthcare	263	231
Business Advisory	15	20
Education	59	34
Total	337	285
Revenue per full-time equivalent (in thousands):
Healthcare	$111	$127
Business Advisory	$187	$131
Education	$141	$156
Total	$120	$131

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2019	2018
Healthcare:
Revenues	$399,221	$364,763	9.4%
Operating income	$125,724	$108,060	16.3%
Segment operating income as a percentage of segment revenues	31.5%	29.6%
Business Advisory:
Revenues	$252,508	$236,185	6.9%
Operating income	$49,695	$50,625	(1.8)%
Segment operating income as a percentage of segment revenues	19.7%	21.4%
Education:
Revenues	$225,028	$194,177	15.9%
Operating income	$55,741	$48,243	15.5%
Segment operating income as a percentage of segment revenues	24.8%	24.8%
Total Company:
Revenues	$876,757	$795,125	10.3%
Reimbursable expenses	88,717	82,874	7.1%
Total revenues and reimbursable expenses	$965,474	$877,999	10.0%
Statements of Operations reconciliation:
Segment operating income	$231,160	$206,928	11.7%
Items not allocated at the segment level:
Other operating expenses	140,285	122,276	14.7%
Litigation and other gains, net	(1,196)	(2,019)	(40.8)%
Depreciation and amortization expense	28,365	34,575	(18.0)%
Total operating income	63,706	52,096	22.3%
Other expense, net	(11,215)	(26,875)	(58.3)%
Income from continuing operations before taxes	$52,491	$25,221	108.1%
Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Healthcare	890	813	9.5%
Business Advisory	930	813	14.4%
Education	756	621	21.7%
Total	2,576	2,247	14.6%
Average number of full-time billable consultants (for the period) (1):
Healthcare	849	807
Business Advisory	892	769
Education	686	589
Total	2,427	2,165

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended December 31,
Other Operating Data (continued):	2019	2018
Full-time billable consultant utilization rate (2):
Healthcare	79.4%	81.7%
Business Advisory	72.5%	73.8%
Education	76.8%	76.6%
Total	76.1%	77.5%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$231	$209
Business Advisory (4)	$201	$215
Education	$199	$202
Total (4)	$211	$209
Revenue per full-time billable consultant (in thousands):
Healthcare	$331	$307
Business Advisory	$273	$293
Education	$285	$289
Total	$297	$297
Average number of full-time equivalents (for the period) (5):
Healthcare	244	219
Business Advisory	14	22
Education	47	39
Total	305	280
Revenue per full-time equivalent (in thousands):
Healthcare	$485	$536
Business Advisory	$655	$484
Education	$617	$601
Total	$513	$541

(1)	Consists of full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(2)
Utilization rate for full-time billable consultants is calculated by dividing the number of hours full-time billable consultants worked on client assignments during a period by the total available working hours for these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(4)
The Business Advisory segment includes operations of Huron Eurasia India. Absent the impact of Huron Eurasia India, the average billing rate per hour for the Business Advisory segment would have been $254 and $257 for the three months ended December 31, 2019 and 2018, respectively; and $228 and $246 for the twelve months ended December 31, 2019 and 2018, respectively.

Absent the impact of Huron Eurasia India, Huron's consolidated average billing rate per hour would have been $235 and $226 for the three months ended December 31, 2019 and 2018, respectively; and $220 and $218 for the twelve months ended December 31, 2019 and 2018, respectively.

(5)
Consists of coaches and their support staff within the Culture and Organizational Excellence solution, consultants who work variable schedules as needed by clients, employees who provide managed services in our Healthcare segment, and full-time employees who provide software support and maintenance services to clients.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues	$232,269	$205,454	$876,757	$795,125
Net income from continuing operations	$14,354	$3,055	$41,979	$13,944
Add back:
Income tax expense	3,256	6,912	10,512	11,277
Interest expense, net of interest income	2,492	4,377	15,648	19,013
Depreciation and amortization	9,005	9,346	33,740	38,822
Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	29,107	23,690	101,879	83,056
Add back:
Restructuring charges (gains)	(301)	992	1,855	3,657
Litigation and other losses (gains), net	375	2,971	(1,196)	(2,019)
Loss (gain) on sale of business	—	(56)	—	5,807
Transaction-related expenses	67	—	2,680	—
Foreign currency transaction losses, net	124	279	160	475
Adjusted EBITDA (6)	$29,372	$27,876	$105,378	$90,976
Adjusted EBITDA as a percentage of revenues (6)	12.6%	13.6%	12.0%	11.4%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income from continuing operations	$14,354	$3,055	$41,979	$13,944
Weighted average shares - diluted	22,676	22,294	22,507	22,058
Diluted earnings per share from continuing operations	$0.63	$0.14	$1.87	$0.63
Add back:
Amortization of intangible assets	4,757	5,723	17,793	23,955
Restructuring charges (gains)	(301)	992	1,855	3,657
Litigation and other losses (gains), net	375	2,971	(1,196)	(2,019)
Transaction-related expenses	67	—	2,680	—
Non-cash interest on convertible notes	—	2,095	6,436	8,232
Loss (gain) on sale of business	—	(56)	—	5,807
Tax effect of adjustments	(1,291)	(2,378)	(7,200)	(9,487)
Tax expense related to the enactment of Tax Cut and Jobs Act of 2017	—	2,364	—	1,749
Tax benefit related to "check-the-box" election	—	—	(736)	—
Total adjustments, net of tax	3,607	11,711	19,632	31,894
Adjusted net income from continuing operations (6)	$17,961	$14,766	$61,611	$45,838
Adjusted diluted earnings per share from continuing operations (6)	$0.79	$0.66	$2.74	$2.08

(6)
In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.